                                                                   EXHIBIT 10.29


                       CATELLUS DEVELOPMENT CORPORATION

                             Amended and Restated

                             Employment Agreement

                                     with

                               Nelson C. Rising





                                                               November 29, 1995

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1. Performance of Services..............................................      2
- -----------------------

(a) Position............................................................      2
- --------
(b) Commitment..........................................................      2
- ----------
(c) Authority...........................................................      3
- ---------
(d) Annual Performance Review...........................................      4
- -------------------------
(e) Relocation..........................................................      5
- ----------
(f) Disability..........................................................      5
- ----------
(g) Agreement Term......................................................      5
- --------------
(h) Subsidiary..........................................................      5
- ----------

2. Compensation.........................................................      6
- ------------
(a) Salary..............................................................      6
- ------
(b) Bonus...............................................................      6
- -----
(c) Stock Option........................................................      6
- ------------
(d) Disability..........................................................      7
- ----------
(e) Vacation............................................................      7
- --------
(f) Benefits and Perquisites............................................      8
- ------------------------
(g) Expenses............................................................      8
- --------

3. Termination..........................................................      8
- -----------
(a) Death...............................................................      8
- -----
(b) Permanently Disabled................................................      8
- -------------------
(c) Cause...............................................................      9
- -----
(d) Constructive Discharge..............................................     10
- ----------------------
(e) Termination by Executive............................................     13
- ------------------------
(f) Mutual Agreement....................................................     13
- ----------------
(g) Termination by Company Without Cause................................     13
- ------------------------------------
(h) Notice of Termination...............................................     14
- ---------------------
(i) Date of Termination.................................................     14
- -------------------

4. Rights Upon Termination..............................................     14
- -----------------------

5. Duties on Termination................................................     18
- ---------------------

6. Mitigation and Set-Off...............................................     19
- ----------------------

7. Confidential Information.............................................     19
- ------------------------

8. Non-Disparagement....................................................     20
- -----------------

9. Defense of Claims....................................................     21
- -----------------

10.  Lump Sum Payment to Executive in the Event of a Change of Control...    21
     -----------------------------------------------------------------

11.  Remedies............................................................    26
     --------

12.  Nonalienation.......................................................    26
     -------------

13.  Amendment; Other....................................................    27
     ----------------

14.  Applicable Law......................................................    27
     --------------

15.  Severability........................................................    27
     ------------

16.  Waiver of Breach....................................................    27
     ----------------

17.  Successors..........................................................    28
     ----------

18.  Notices.............................................................    28
     -------

19.  Arbitration of All Disputes.........................................    30
     ---------------------------

20.  Costs of Enforcement................................................    31
     --------------------

21.  Survival of Agreement...............................................    31
     ---------------------

22.  Title and Headings..................................................    31
     ------------------

23.  Enforceability......................................................    31
     --------------

24.  Indemnity...........................................................    31
     ---------

25.  Acknowledgement by Executive........................................    32
     ----------------------------

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement"), made and entered into as of November 29, 1995 (the "Effective Date"), by and between Nelson C. Rising (the "Executive") and Catellus Development Corporation, a Delaware corporation having its principal executive offices in San Francisco, California (the "Company");

                                WITNESSETH THAT:
                                ---------------

     WHEREAS, the Company is engaged in the business of developing, managing and marketing commercial, industrial and other real estate; and

     WHEREAS, the Executive has substantial experience and expertise in the field of real estate development;

     WHEREAS, the Company and Executive entered into an Employment Agreement (the "Employment Agreement") on July 27, 1994 (the "Effective Date") under which the Company agreed to secure the services of the Executive as President and Chief Executive Officer of the Company and the Executive agreed to perform services for the Company; and

     WHEREAS, the Company and the Executive desire to amend the Employment Agreement and desire that this Agreement set forth all of the terms and conditions of the Executive's employment by the Company.

     NOW, THEREFORE, in consideration of the mutual agreements set forth below, the Executive and the Company hereby agree as follows:

      1.  Performance of Services. The Executive shall be employed by the
          -----------------------
Company in accordance with the following:

  (a) Position.  Subject to the terms of this Agreement, the Company hereby
      --------
      agrees to employ the Executive as the President and Chief Executive Officer of the Company and each of its principal Subsidiaries during the Agreement Term (both as defined below), and the Executive hereby agrees to accept and remain in such employment during the Agreement Term. During the Agreement Term, while the Executive is employed by the Company, the Board shall use its best efforts to cause the Executive to continue to be elected as a member of the Board.

  (b) Commitment.  At all times during the Agreement Term while the Executive is
      ----------
      employed by the Company, the Executive shall devote his full time, energies and talents to serving as the President and Chief Executive Officer of the Company. Notwithstanding the foregoing, the Executive may devote reasonable time to activities other than those required under this Agreement, including the supervision of his personal investments and activities involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership on the boards of directors of other organizations, and similar activities, to the extent that such other activities do not in the judgment of the Board inhibit the performance of the Executive's duties under this Agreement, or conflict with the business of the Company or any Subsidiary; provided, however, that the Executive
                                        -----------------
      shall not serve on the board of directors of any business, or hold any other position with any business without the consent of the Board. The Company has consented to the Executive retaining his ownership interest in Maguire/Thomas Partners Master Investments, a California limited partnership, which holds interests in various Maguire/Thomas projects, and certain other business positions or interests, all as described in two separate letters dated July 27, 1994 and identified by reference hereto.

  (c) Authority.  The Executive shall have the responsibility and authority for
      ---------
      the overall conduct of the business of the Company and the Subsidiaries, including responsibility for the management and operation of those entities, and such additional responsibilities, powers and duties, consistent with the foregoing, as the Board, and the respective boards of directors of each of the Subsidiaries of which the Executive shall be an officer, may from time to time prescribe. In the performance of his duties, the Executive shall only be required to report to the Board as a whole and not to the Chair thereof and, with respect to his positions as an officer of Subsidiaries of the Company, the separate boards of directors of each such Subsidiary. The Executive shall perform his duties faithfully and efficiently, subject to the overall policies and directions of the Board and such other respective boards of directors. The Company agrees that the duties which may be assigned to the Executive shall be the usual and customary duties of the offices to which he may from time to time be elected and shall not be inconsistent with the provisions of the charter documents of the Company or applicable law (both as in effect from time to time). The Executive shall not, without his consent, be assigned tasks that would be inconsistent with those of the President and Chief Executive Officer of the Company. The Executive shall have the corporate authority that shall reasonably be required to enable the discharge of duties in any of the offices that he may hold. The Executive, as President and Chief Executive Officer of the Company, shall be the senior executive, "leader" and spokesperson for the Company, and he will use his best efforts to work in "partnership" with the Chair of the Board, which position is, under current Board policy and unless the Board otherwise determines, to be held by a person other than the person serving as the President and Chief Executive Officer, and shall not, in the event the current Board policy is changed, be held by any full-time employee of the Company other than the Executive.

  (d) Annual Performance Review.  The Board shall review the performance by the
      -------------------------
      Executive of his responsibilities as President and Chief Executive Officer of the Company no less frequently than annually and shall communicate the Board's assessment of such performance to the Executive by January 31 of each year.

  (e) Relocation.  In connection with his employment hereunder, and subject to
      ----------
      the following provisions of this paragraph 1(e), the Executive shall not be required, without his prior written consent, to relocate the Company headquarters or to be based anywhere other than within 50 miles from the site of the current headquarters of the Company.

  (f) Disability.  The Executive shall not be required to perform services under
      ----------
      this Agreement during any period that he is Disabled. The Executive shall be considered "Disabled" during any period in which he has a physical or mental disability which renders him incapable, after reasonable accommodation, of performing his duties under this Agreement. In the event of a dispute as to whether the Executive is Disabled, the Company may refer the same to a licensed practicing physician of the Company's choice, and the Executive agrees to submit to such tests and examinations as such physician shall deem appropriate.

  (g) Agreement Term.  For purposes of this Agreement, the term "Agreement Term"
      --------------
      means the period beginning on the Effective Date and ending on December 31, 2000.

  (h) Subsidiary.  For purposes of this Agreement, the term "Subsidiary" means
      ----------
      any corporation, partnership, joint venture or other entity during any period in which more than a fifty percent interest in such entity is owned, directly or indirectly, by the Company (or a successor to the Company), except to the extent that the Company is unable, whether by contractual restriction or otherwise, to exercise control over any such entity.

      2.  Compensation.  During the Agreement Term, while the Executive is
          ------------
employed by the Company, the Company shall compensate the Executive for his services as follows:

  (a) Salary.  The Executive shall receive, in substantially equal monthly or
      ------
      more frequent installments, a base salary of a minimum of $350,000 ("Salary"), which shall be increased by 5% in 1996 and by 5% more each year compounded annually.

  (b) Bonus.  The Executive shall be entitled to receive annual bonuses from the
      -----
      Company with an annual maximum bonus opportunity of 200% of the Executive's then Salary ("Maximum Bonus Potential"). On or before January 31 of each year, commencing January 1, 1996, the Board shall establish performance objectives for each year for the determination of the Executive's bonus awards for such year, which objectives may include both individual and corporate objectives and may include both qualitative and quantitative standards.

  (c) Stock Option.  Concurrently with the execution of this Agreement, the
      ------------
      Executive shall receive a stock option award, with a grant date of November 29, 1995, to purchase 300,000 shares of stock of the Company in accordance with the provisions of the Company's existing Amended and Restated Executive Stock Option Plan, and the terms set forth in Exhibit A attached hereto (in addition to the options covering 700,000 shares which the Executive now holds which shall be modified as provided for in Exhibit B attached hereto).

  (d) Disability.  The Executive shall receive from the Company disability
      ----------
      income replacement coverage which will provide for replacement of income, to the extent available at a commercially reasonable rate of premiums, during any period in which the Executive is Disabled if the disability arose during the Agreement Term and prior to the Executive's Date of Termination. During any period while the Executive is Disabled, and is otherwise entitled to receive Salary under this Agreement, any Salary payments to the Executive shall be reduced by the amount of any benefits paid for the same period of time pursuant to such disability income replacement coverage.

  (e) Vacation.  The Executive shall be entitled to four weeks paid vacation per
      --------
      year. The Executive shall be entitled to take such vacation at such time or times (without regard to the accrual thereof) as he shall choose during the first year of the Agreement Term and within each year thereafter, but for purposes of calculation of amounts payable pursuant to Section 4(a)(ii) hereof, such vacation entitlement shall accrue solely in accordance with the terms of the Company's vacation policy for executive officers generally as in effect from time to time.

  (f) Benefits and Perquisites.  The Executive shall be entitled to receive
      ------------------------
      benefits to such extent as, and on terms no less favorable to the Executive than, those benefits provided by the Company from time to time to the Company's other senior management employees and consistent with the memorandum (the "Benefits Memorandum") attached hereto as Exhibit C. The Executive shall also be entitled to receive the perquisites that are set forth in the Benefits Memorandum.

  (g) Expenses.  The Executive shall be authorized to incur reasonable expenses
      --------
      for entertainment, travel, meals, lodging and similar items in the conduct of the Company's business. The Company shall reimburse the Executive for all reasonable expenses so incurred from the Effective Date through the expiration of the Agreement Term.

      3.  Termination.  The Executive's employment with the Company during the
          -----------
Agreement Term may be terminated by the Company or the Executive without any breach of this Agreement only under the circumstances described in the following paragraphs 3(a) through 3(i):

  (a) Death.  The Executive's employment hereunder will terminate upon his
      -----
      death.


  (b) Permanently Disabled.  The Company may terminate the Executive's
      --------------------
      employment with the Company during any period in which the Executive is Permanently Disabled. The

      Executive shall be considered "Permanently Disabled" during any period in which (i) he has a physical or mental disability which renders him incapable, after reasonable accommodation, of performing his duties under this Agreement; (ii) such disability is determined by the Board to be of a long-term nature; and (iii) the Executive is eligible for income replacement benefits under the Company's long-term disability plan during such period of disability. In the event of a dispute as to whether the Executive is Permanently Disabled, the Company may refer the same to a licensed practicing physician of the Company's choice, and the Executive agrees to submit to such tests and examinations as such physician shall deem appropriate.

  (c) Cause.  The Company may terminate the Executive's employment hereunder at
      -----
      any time for Cause. For purposes of this Agreement, the term "Cause" shall mean:

      (i) the willful and continued failure by the Executive substantially to perform his material duties with the Company (other than any such failure resulting from the Executive's being Disabled), after a written demand for substantial performance of such duties is delivered to the Executive by the Board, which demand identifies the manner in which the Board believes that the Executive has not substantially performed his duties and the Executive has been given a reasonable period of time (but in no event more than 60 days) to correct his deficient performance; or

      (ii) the engaging by the Executive in egregious misconduct involving serious moral turpitude to such an extent that, in the reasonable judgment of the Board, such misconduct substantially impairs the Executive's ability effectively to perform his duties with the Company.

      For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive without reasonable belief that the Executive's action or omission was in the best interest of the Company.

  (d) Constructive Discharge.  If the Company materially breaches its
      ----------------------
      obligations to the Executive under this Agreement, and:

      (i) the Executive provides written notice to the Company of the occurrence of such breach, which identifies the manner in which the Executive believes that the breach has occurred, and which is delivered to the Company within a reasonable period (but in no event more than 90 days) after the Executive has actual knowledge of the events asserted to give rise to the breach; and

      (ii) the Company fails to correct any such breach within a reasonable period (but in no event more than 60 days) after receipt of the notice described in paragraph (d)(i);

           then, for purposes of this Agreement, the Executive shall be considered to have been dismissed by the Company for reasons other than Cause. A material breach of this Agreement by the Company shall include, without limitation:

           (I) assigning duties to the Executive that are inconsistent in any substantial respect with the position, authority, or responsibilities associated with the position of President and Chief Executive Officer of the Company or, after a Change of Control of the Company (as defined in paragraph 10(c) hereof) in which the Company is not the surviving entity, the Executive is not permitted to serve as the chief executive officer and a member of the board of directors of the successor entity to the Company;

           (II) assigning additional duties to the Executive that substantially impair his ability to function as President and Chief Executive Officer of the Company;

           (III) the failure by the Company to accord to the Executive the title, authority and responsibilities of President and Chief Executive Officer of the Company;

           (IV) the failure of the Executive to be elected a member of the Board;

           (V) a reduction by the Company in the Executive's Salary from that provided for in Section 2(a) of this Agreement or a reduction in the Maximum Bonus Potential provided for in Section 2(b) hereof, provided that nothing herein shall limit or affect the Board's authority and discretion to determine the actual bonus award earned by the Executive based upon the Board's evaluation of the Executive's performance during the applicable year;

           (VI) a requirement for the relocation of the Executive imposed by the Board in violation of this Agreement;

           (VII) the intentional failure of the Company, without the Executive's consent, to pay to the Executive any portion of his Salary, earned bonus or other current compensation (if any), or to pay to the Executive any portion of any installment of deferred compensation under any deferred compensation program of the Company, within 10 business days of the date such compensation is due or to issue shares of common stock of the Company in accordance with the terms of stock options granted to the Executive upon valid exercise thereof;

           (VIII) in the event that there is a successor to the Company, the failure of the Company to obtain a satisfactory agreement from any such successor to assume and to perform the obligations of the Company under this Agreement; or

           (IX) the failure of the Company to fulfill any of its other material obligations to the Executive under this Agreement.

  (e) Termination by Executive.  The Executive may terminate his employment
      ------------------------
      hereunder at any time by giving the Company prior written Notice of Termination (as defined in paragraph 3(h)), which Notice of Termination shall be effective not less than 30 days after it is given to the Company, provided that nothing in this Agreement shall require the Executive to specify a reason for any such termination. However, to the extent that the procedures specified in paragraph 3(d) are required, the procedures of this paragraph 3(e) may not be used in lieu of the procedures required under paragraph 3(d).

  (f) Mutual Agreement.  This Agreement may be terminated at any time by the
      ----------------
      mutual agreement of the parties. Any termination of the Executive's employment by mutual agreement of the parties shall be memorialized in an agreement reduced to writing and signed by the Executive and a duly appointed officer of the Company.

  (g) Termination by Company Without Cause.  The Company may terminate the
      ------------------------------------
      Executive's employment hereunder at any time for any reason and without Cause, and the Company shall not be required to specify a reason for such termination, provided that termination of the Executive's employment by the Company shall be deemed to have occurred under this paragraph 3(g) only if it is not for reasons described in paragraph 3(a), 3(b), 3(c), 3(d), 3(e) or 3(f).

  (h) Notice of Termination.  Any termination of the Executive's employment by
      ---------------------
      the Company or the Executive (other than a termination pursuant to paragraph 3(a) (relating to termination by death) or paragraph 3(f) (relating to termination by mutual agreement)) must be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a dated notice which (i) indicates the specific termination provision in this Agreement relied on and (ii) sets forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

  (i) Date of Termination.  For purposes of this Agreement, the "Date of
      -------------------
      Termination" means the last day the Executive is employed by the Company; provided, that (i) the Executive's employment is terminated in accordance with the foregoing provisions of this paragraph 3, and (ii) in the event of termination for Cause as defined in paragraph 3(c)(ii) hereof such Date of Termination shall not be less than two business days after the Executive has received written notice of the intention to so terminate the Executive.

      4.  Rights Upon Termination.  The Executive's right to payment and
          -----------------------
benefits under this Agreement upon or for periods after his Date of Termination shall be determined in accordance with the following provisions of this paragraph 4:

  (a) Basic Payments to Executive Upon Termination For Any Reason Through the
      -----------------------------------------------------------------------
      Date of Termination.  If the Executive's Date of Termination occurs during
      -------------------
      the Agreement Term for any reason, the Company shall pay to the Executive:

      (i) The Executive's Salary for the period through the Date of Termination.

      (ii) An amount in respect of unused vacation days as of the Date of Termination, as determined in accordance with Company policy as in effect from time to time.

      (iii) Except in the case of termination pursuant to paragraph 3(c) (relating to termination of the Executive for Cause) or paragraph 3(e) (relating to the Executive's resignation), a pro rata bonus payment, which shall be an amount equal to the product of:

   (A) the bonus the Executive would have received for the Company's fiscal year which includes his Date of Termination (determined as though he remained in the employ of the Company through the end of such year and that the performance levels required for the award of a target bonus to the Executive were met);

   Multiplied By

   (B) a fraction, the numerator of which is the number of days in the fiscal year which includes the Executive's Date of Termination, but excluding the days following such Date of Termination, and the denominator of which is 365 (or, for the fiscal year in which the Effective Date occurs, the number of days during which the Executive would have been employed by the Company during that year if he had remained in the employ until the end of such year).

      (iv) Any other payments or benefits to be provided to the Executive by the Company pursuant to any employee benefit plans or arrangements adopted by the Company, to the extent such amounts are due from the Company.

   Except as may otherwise be expressly provided to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring the Executive to be treated as employed by the Company for purposes of any employee benefit plan or arrangement following the Executive's Date of Termination.

  (b) No Payment Obligations to Executive in Certain Circumstances After the
      ---------------------------------------------------------------------
      Date of Termination.  If the Executive's Date of Termination occurs under
      -------------------
      circumstances described in paragraph 3(a) (relating to the Executive's death), paragraph 3(b) (relating to the Executive's being Permanently Disabled), paragraph 3(c) (relating to termination of the Executive for Cause), paragraph 3(e) (relating to the Executive's resignation) or paragraph 3(f) (relating to termination by mutual agreement), or if the Executive's employment with the Company terminates after the end of the Agreement Term, then, except as otherwise expressly provided in this Agreement or otherwise agreed in writing between the Executive and the Company, the Company shall have no obligation to make payments under this Agreement for periods after the Executive's Date of Termination.
              -----

  (c) Payments to Executive After Date of Termination in the Event of
      ---------------------------------------------------------------
      Constructive Discharge or Termination Without Cause.  If the Executive's
      ---------------------------------------------------
      Date of Termination occurs under circumstances described in paragraph 3(d) (relating to Constructive Discharge) or paragraph 3(g) (relating to termination by the Company without Cause), then, in addition to the amounts payable in accordance with paragraph 4(a), the Executive shall receive from the Company for the period continuing through the end of the Agreement Term, but not to exceed two years, an amount equal to the product obtained by multiplying the average of the Executive's annual salary and annual bonus for the prior two years times two, or, if the Executive has not served the Company for 24 months, then an amount equal to the product obtained by multiplying the average annual salary and average annual bonus for such shorter period, times two. The Company's obligation to make payments under this paragraph 4(c) shall cease with respect to periods after the earlier to occur of the date of the Executive's death, or a date, if any, of the breach by the Executive of the provisions of paragraph 7 or paragraph 8. Further, in the event of termination of Executive under this paragraph 4(c), the stock options held by Executive shall become fully vested.

  (d) Payments in Lieu of Benefits Under Severance Agreements.  Except as may be
      -------------------------------------------------------
      otherwise specifically provided in an amendment of this paragraph (d) adopted in accordance with paragraph 13, payments under this paragraph 4 shall be in lieu of any benefits that may be otherwise payable to or on behalf of the Executive pursuant to the terms of any severance pay arrangement of the Company or any Subsidiary or any other, similar arrangement of the Company or any Subsidiary providing benefits upon involuntary termination of employment.

      5.  Duties on Termination.  Subject to the terms and conditions of this
          ---------------------
Agreement, during the period beginning on the date of delivery of a Notice of Termination and ending on the Date of Termination, the Executive shall continue to perform his duties as set forth in this Agreement, and shall also perform such services for the Company as are necessary and appropriate for a smooth transition to the Executive's successor, if any. Notwithstanding the foregoing provisions of this paragraph 5, the Company may suspend the Executive from performing his duties under this Agreement following (i) the delivery of a Notice of Termination by the Executive providing for the resignation by the Executive of his positions with the Company provided for herein, or (ii) delivery by the Company of a Notice of Termination providing for the Executive's termination of employment for any reason, or (iii) notification to the Executive of the intention to terminate the Executive for Cause as defined in paragraph 3(c)(ii); provided, however, that during the period of suspension in any of the
          --------  -------
foregoing cases (which shall in each such case end on the Date of Termination), the

Executive shall continue to be treated as employed by the Company for all other purposes, and his rights to compensation or benefits shall not be reduced by reason of the suspension.

      6.  Mitigation and Set-Off.  The Executive shall not be required to
          ----------------------
mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The Company shall not be entitled to set off against the amounts payable to the Executive under this Agreement any amounts owed to the Company by the Executive, any amounts earned by the Executive in other employment after termination of his employment with the Company, or any amounts which might have been earned by the Executive in other employment had he sought such other employment.

      7.  Confidential Information.  Except as may be required by the lawful
          ------------------------
order of a court or agency of competent jurisdiction, or except to the extent that the Executive has express authorization from the Company, the Executive agrees, both while he is employed by the Company and thereafter, to keep secret and confidential all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company and the Subsidiaries which was acquired by or disclosed to the Executive during the course of his employment with the Company, or during the course of his consultation with the Company following his termination of employment (regardless of whether consultation is pursuant to paragraph 9), and not to disclose the same, either directly or indirectly, to any other person, firm or business entity, or to use it in any way. The Executive agrees that, to the extent that any court or agency seeks to have him disclose

Confidential Information, the Executive shall promptly inform the Company and shall take such reasonable steps as are available to the Executive to prevent disclosure of such Confidential Information until the Company has been informed of such requested disclosure, and the Company has an opportunity to respond to such court or agency; provided, that the Executive shall not be required hereby
                      --------
to do so if and to the extent that the Executive would thereby incur personal financial or other risk. To the extent that the Executive obtains information on behalf of the Company or any of the Subsidiaries that may be subject to attorney-client privilege as to the Company's or any Subsidiaries' attorneys, the Executive shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege. Nothing in the foregoing provisions of this paragraph 7 shall be construed so as to prevent the Executive from using, in connection with his employment for himself or an employer other than the Company or any of the Subsidiaries, knowledge which was acquired by him during the course of his employment with the Company and the Subsidiaries that is generally known to persons of his experience in other companies in the same industry. Nothing in this paragraph 7 or in paragraph 8 shall be construed as limiting the Executive's duty of loyalty to the Company while he is employed by the Company, or any other duty he may otherwise have to the Company while he is employed by the Company or thereafter.

      8.  Non-Disparagement.  The Executive agrees that both while he is
          -----------------
employed by the Company and after his Date of Termination he shall not make any false, defamatory or disparaging statements about the Company, the Subsidiaries, or the officers or directors of the Company or the Subsidiaries. Both while the Executive is employed by the Company and after his Date of Termination, the Company agrees, on behalf of itself and the Subsidiaries, that neither the officers nor the directors of the Company or the Subsidiaries shall make any false, defamatory or disparaging statements about the Executive.

      9.  Defense of Claims.  The Executive agrees that, for the period
          -----------------
beginning on the Effective Date and continuing after his Date of Termination, the Executive will cooperate with the Company in defense of any claims that may be made against the Company, and will cooperate with the Company in the prosecution of any claims that may be made by the Company, to the extent that such claims may relate to services performed by the Executive for the Company. The Executive agrees promptly to inform the Company if he becomes aware of any lawsuits involving such claims that may be filed against the Company. The Company agrees to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such cooperation, including travel expenses. The Executive also agrees promptly to inform the Company if he is asked to assist in any investigation of the Company (or its actions) that may relate to services performed by the Executive for the Company, regardless of whether a lawsuit has then been filed against the Company with respect to such investigation.

      10.  Lump Sum Payment to Executive in the Event of a Change of Control.
           -----------------------------------------------------------------
In the event that a Change of Control (as defined in paragraph 10(c) hereof) occurs during the Agreement Term, while the Executive is employed by the
Company:

  (a) If, within twelve months after the occurrence of the Change of Control, the Executive's employment by the Company or its successor is terminated pursuant to paragraph 3(d) (relating to Constructive Discharge) or paragraph 3(g) (relating to termination by the Company without Cause), then the Executive shall be entitled to receive from the Company or such successor, in lieu of, and not in addition to, the amounts otherwise payable to the Executive pursuant to paragraph 4(c) hereof, a lump sum payment in an amount which is equal to three times the "base amount" in respect of the Executive as defined in section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor to that provision. In addition, the stock options held by Executive at that time shall become fully vested in such event.

  (b) If any payments under this Agreement, after taking into account all other payments to which the Executive is entitled from the Company, or any affiliate thereof, are more likely than not to result in a loss of a deduction to the Company by reason of Section 280G of the Code or any successor provision to that section, such payments shall be reduced to the extent required to avoid such loss of deduction. The Executive shall be entitled to select the order in which payments are to be reduced in accordance with the preceding sentence. If requested by the Company, the Executive shall provide complete compensation and tax data on a timely basis to the Company and to an accounting or law firm designated by the Company in order to enable the Company to determine the extent to which payments from the Company and its affiliates may result in a loss of a deduction. If the Executive incurs fees or costs in accumulating such information, the Company shall reimburse the Executive for any reasonable fees and expenses so incurred. If the Executive and the Company disagree as to whether a payment under this Agreement is more likely than not to result in the loss of a deduction, the matter shall be resolved by an opinion of tax counsel chosen by the Company's independent auditors. The Company shall pay the fees and expenses of such counsel, and shall make available such information as may be reasonably requested by such counsel to prepare the opinion. If, by reason of the limitations of this paragraph 10(b), the maximum amount payable to the Executive cannot be determined prior to the due date for such payment, the Company shall pay on the due date the minimum amount which it in good faith determines to be payable and shall pay the remaining amount, with interest at a rate, compounded semi-annually, equal to 120% of the applicable Federal rate determined under section 1274(d) of the Code, as soon as such remaining amount is determined in accordance with this paragraph 10(b).

  (c) A "Change of Control" of the Company shall be deemed to have occurred upon the happening of any of the following events:

      (1) the acquisition or holding, other than in or as a result of a transaction approved by the Continuing Directors (as defined in paragraph (b) below) of the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (an "Acquiror") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange

          Act) of 25% or more of the combined voting power of the then outstanding shares of common stock and other stock of the Company entitled to vote generally in the election of directors, but excluding for this purpose:

          (i) any such acquisition (or holding) by the California Public Employees' Retirement System ("CalPERS") that holds approximately 41% of the issued and outstanding common stock of the Company or while CalPERS is the beneficial owner of shares having a greater percentage of such combined voting power than the shares held by the Acquiror;

          (ii) any such acquisition (or holding) by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or such Subsidiaries; or

          (iii) any such acquisition (or holding) by any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the common stock and other voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company and of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

            (2) individuals who, as of the date hereof, constitute the Board
                (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the persons then comprising the Continuing Directors shall be considered a Continuing Director, but excluding, for this purpose, any such individual whose initial election as a member of the Board is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

            (3) approval by the Company's stockholders of (i) a reorganization, merger or consolidation of the Company, with respect to which in each case all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation or other entity resulting from such reorganization, merger or consolidation, or (ii) of a complete liquidation or dissolution of the Company, or (iii) the sale or other disposition of all or substantially all of the assets of the Company.

      11.  Remedies.  The Executive acknowledges that the Company would be
           --------
irreparably injured by a violation of paragraph 7 or 8, and agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of paragraph 7 or paragraph 8. If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

      12.  Nonalienation.  The interests of the Executive under this Agreement
           -------------
are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or the Executive's beneficiary.

      13.  Amendment; Other.  This Agreement may be amended or cancelled only by
           ----------------
mutual agreement of the parties in writing and may be amended without the consent of any other person. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof. All judgments made and actions taken by the parties to this Agreement shall be made or taken, as the case may be, in good faith.

      14.  Applicable Law.  The provisions of this Agreement shall be construed
           --------------
in accordance with the laws of the State of California without regard to the conflict of law provisions of any state.

      15.  Severability.  The invalidity or unenforceability of any provision of
           ------------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

      16.  Waiver of Breach.  No waiver by any party hereto of a breach of any
           ----------------
provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, shall operate or be construed as a waiver of any subsequent breach by such other party or any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach shall not deprive such party of the right to take action at any time while such breach continues.

      17.  Successors.  This Agreement shall be binding upon, and inure to the
           ----------
benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. The rights of the Executive to receive payment of amounts of compensation provided for in this Agreement shall inure to the benefit of, and may be enforced by, the Executive's estate in the event of his death.

      18.  Notices.  Notices and all other communications provided for in this
           -------
Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or at such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, such next day or the day designated for delivery;

(b) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service are to be delivered to the addresses set forth below:

to the Company:

     Catellus Development Corporation
     201 Mission Street, 3rd Floor
     San Francisco, California 94105

Attention:  General Counsel


to the Executive:

     Nelson C. Rising
     435 Georgian Road
     La Canada, California 91011

Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

      19.  Arbitration of All Disputes.  Any controversy or claim arising out of
           ---------------------------
or relating to this Agreement (or the breach thereof) shall be settled by binding and non-appealable arbitration in San Francisco, California by an arbitrator. The Executive and the Company shall initially confer and attempt to reach agreement on the individual to be appointed as such arbitrator. If no agreement is reached, the parties shall request from the San Francisco office of the Judicial Arbitration and Mediation Services ("JAMS") a list of five retired judges affiliated with JAMS. The Executive and the Company shall each alternately strike names from such list until only one name remains and such person shall thereby be selected as the arbitrator. Except as otherwise provided for herein, such arbitration shall be conducted in conformity with the procedures specified in the California Arbitration Act (Cal. C.C.P. (S)(S) 1280 et seq.) The arbitrator shall not be authorized to award punitive damages with
- -- ---
respect to any claim, disputes or controversy. The parties intend that this paragraph 19 shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Agreement and that any arbitration proceeding hereunder shall be concluded within 60 days after the initiation thereof. The Company and the Executive shall jointly so instruct the Arbitrator chosen to arbitrate any dispute arising hereunder and agree that the criteria used by them to select such arbitrator shall include his or her availability to act expeditiously within not more than the 60-day period referred to herein. The parties hereto agree that the final decisions of the arbitrator so chosen may be enforced by a court of competent jurisdiction.

      20.  Costs of Enforcement.  In the event any legal action is brought or
           --------------------
that arbitration is commenced in connection with any dispute relating to the rights and obligations of the parties hereunder the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding in addition to any other relief to which such party may be entitled.

      21.  Survival of Agreement.  Except as otherwise expressly provided in
           ---------------------
this Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of the Executive's employment with the Company.

      22.  Title and Headings.  Titles and headings in this Agreement are for
           ------------------
ease of reference and convenience only, and shall not be construed to affect the meaning of any provision of this Agreement.

      23.  Enforceability.  Except as otherwise noted herein, the enforceability
           --------------
of this Agreement shall not cease or otherwise be adversely affected by the termination of the Executive's employment with the Company.

      24.  Indemnity.  To the fullest extent permitted by applicable law and the
           ---------
bylaws of the Company as from time to time in effect, the Company shall indemnify the Executive and hold the Executive harmless against and from any acts or decisions made in good faith while performing services for the Company, and the Company shall use its best efforts to obtain coverage for the Executive under any liability insurance policy or policies now in force or hereafter obtained during the term of this Agreement. To the same extent, the Company will, upon receipt of such undertaking from the Executive as may be required by applicable law, pay as incurred all expenses, including reasonable attorneys' fees and costs of court approved settlements, actually and reasonably incurred by the Executive in connection with defense of or settlement of any action, suit or proceeding and in connection with any appeal thereon, which has been brought against the Executive by reason of the Executive's service as an officer or agent of the Company or of a Subsidiary of the Company.

      25.  Acknowledgement by Executive.  The Executive represents to the
           ----------------------------
Company that he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that he has read this Agreement and that he understands its terms. The Executive acknowledges that, prior to assenting to terms the terms of this Agreement, he has been given a reasonable time to review it, to consult with counsel of his choice, and to negotiate at arm's-length with the Company as to its contents. The Executive and the Company agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against any party hereto.

     IN WITNESS WHEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Effective Date.


                                             ___________________________________
                                                       Nelson C. Rising

Catellus Development Corporation


By _______________________________
     JOSEPH R. SEIGER
     Chairman of the Board
     of Directors

                                   Exhibit A
                                   ---------

1.   Stock Option Award to Executive  - 300,000 shares
     -------------------------------------------------

Shares                       Term             Initial Exercise Price
- ------                       ----             ----------------------
300,000                      10 years         $6.00

          The terms and conditions of the stock option award to be granted to the Executive shall be set forth in a separate agreement with the stock option having a term of ten years. The agreement shall provide that the option covered thereby will vest and become exercisable in accordance with two schedules, a schedule based upon the achievement of certain price levels for the Common Stock of the Company (the "Pricing Schedule") and a schedule based upon the expiration of various time periods (the "Time Schedule"). The Pricing Schedule shall be operative in the following manner in conjunction with the Time Schedule: commencing November 29, 1996 (a) if the average stock price of the Company's Common Stock is $8.50 or more for a period of 30 consecutive trading days, then 25% of the option shares shall vest and become exercisable; (b) if such price is $10.50 or more for a period of 30 consecutive trading days, then 50% of such shares shall vest and become exercisable; (c) if such price is $12.50 or more for a period of 30 consecutive trading days, then 75% of such shares shall vest and become exercisable; and (d) if such price for a period of 30 consecutive trading days is $15.00 or more, then 100% of such shares shall become exercisable. In any event, all such shares shall vest on November 29, 2003, which is 8 years from that date that the Board approved this stock option award. Notwithstanding the foregoing, under the Timing Schedule, the option shares may not vest any earlier than November 29, 1996 and by not more than 25% during each successive 12 month period from November 29, 1995 through November 29, 1999. Assuming the Pricing Schedule conditions are fulfilled, then 25% of the option shares shall vest as of November 29, 1996; a total of 50% of such shares shall vest as of November 29, 1997; a total of 75% of such shares shall vest as of November 29, 1998; and a total of 100% of such shares shall vest as of November 29, 1999; provided, that such options shall become immediately
                      --------
exercisable in full in the event that the Executive is terminated pursuant to paragraph 3(d) of the Amended and Restated Employment Agreement to which this Exhibit A is attached (relating to "Constructive Discharge", as defined in the Employment Agreement), or that the Executive is terminated pursuant to paragraph 3(g) (relating to termination by the Company without Cause) (the "Employment Agreement") or that the Executive is terminated pursuant to the Employment Agreement at any time within 12 months following a "Change of Control" of the "Company" (both as defined in the Employment Agreement); (ii) the exercise price of the option indicated above shall be $6.00 per share. The option shall otherwise conform to the requirements of the Company's existing Amended and Restated Executive Stock Option Plan and the terms of this Employment Agreement.

                                   Exhibit B
                                   ---------

Prior Stock Option Awards to Executive - 700,000 shares
- -------------------------------------------------------

Shares       Term                Initial Exercise Price
- ----------   --------            ----------------------
350,000      10 years            $6.975
350,000       7 years            $6.975

          The existing stock option award agreements documenting the Executive's options to purchase 700,000 shares of the Company's common stock (as described above) shall be modified and restated so as to (a) eliminate the 5% exercise price escalator, and (b) provide that the option covered thereby will vest and become exercisable in accordance with two schedules, a schedule based upon the achievement of certain price levels for the Common Stock of the Company (the "Pricing Schedule") and a schedule based upon the expiration of various time periods (the "Time Schedule"). The Pricing Schedule shall be operative in the following manner in conjunction with the Time Schedule: (a) if the average stock price of the Company's Common Stock is $8.50 or more for a period of 30 consecutive trading days, then 25% of the option shares shall vest and become exercisable; (b) if such price is $10.50 or more for a period of 30 consecutive trading days, then 50% of such shares shall vest and become exercisable; (c) if such price is $12.50 or more for a period of 30 consecutive trading days, then 75% of such shares shall vest and become exercisable; and (d) if such price for a period of 30 consecutive trading days is $15.00 or more, then 100% of such shares shall become exercisable. In any event, all shares subject to the option which has a term of 10 years shall vest on July 27, 2002, which is 8 years from the date of the stock option agreement, and all shares subject to the option which has a term of 7 years shall vest on July 27, 2000, which is 6 years from the date of the stock option agreement. Notwithstanding the foregoing, under the Timing Schedule, the option shares may not vest by more than 33 1/3% during each successive 12 month period from January 1, 1996 (the original vesting date) through January 1, 1998. Assuming the Pricing Schedule conditions are fulfilled, 33 1/3% of such option shares shall vest as of January 1, 1996; 66 2/3% of such option shares shall vest as of January 1, 1997; and a total of 100% of such option shares shall vest as of January 1, 1998; provided, that such options shall become immediately exercisable in full in the event that the Executive is terminated pursuant to paragraph 3(d) of the Amended and Restated Employment Agreement to which this Exhibit B is attached (relating to "Constructive Discharge", as defined in the Employment Agreement), or that the Executive is terminated pursuant to paragraph 3(g) (relating to termination by the Company without Cause) (the "Employment Agreement") or that the Executive is terminated pursuant to the Employment Agreement at any time within 12 months following a "Change of Control" of the Company (both as defined in the Employment Agreement); (ii) the exercise price of the option indicated above shall be $6.975 per share. The option shall otherwise conform to the requirements of the Company's existing Amended and Restated Executive Stock Option Plan and the terms of this Employment Agreement.

                                   Exhibit C
                                   ---------

                              Benefits Memorandum
                              -------------------

 .    Auto Allowances (both Northern and Southern California automobiles)

 .    Car phones and/or portable phones (installation and operating costs) in both Northern and Southern California automobiles

 .    Business equipment (in both office and home)

 .    Medical

     -    Choice of Prudential (Point of Service) or Prudential HMO

 .    Dental

     -    Phoenix Home Life

 .    Short-Term/Long-Term Disability

 .    Life Insurance

     - $15 million of life insurance for Executive (Supplemental also available for family members)

 .    All intrastate travel expenses (other than travel for vacation purposes)
     including travel between San Francisco and Los Angeles

 .    Club Memberships - Monthly fees for membership in one golf club and three luncheon clubs in California